EXHIBIT 10.1


                           PAYMENT AND GUARANTEE AGREEMENT


                    THIS PAYMENT AND GUARANTEE AGREEMENT (the "Guarantee"), dated as of _______________, is executed and delivered by ConAgra, Inc., a Delaware corporation ("ConAgra" or the "Guarantor") for the benefit of the Holders (as defined below) from time to time of the Preferred Interests (as defined below) of ConAgra Capital L.C., a limited liability company organized under the laws of the state of Iowa (the "Issuer").

                    WHEREAS, the Issuer intends to issue its Common Membership Interests (the "Common Interests") to and receive related capital contributions (the "Common Interest Payments") from HW Nebraska, Inc. and CP Nebraska, Inc. (the "Managing Members") and to issue and sell from time to time, in one or more series, Series Preferred Membership Interests (the "Preferred Interests") with a liquidation preference (the "Liquidation Preference") established by a written action or actions of the Managing Members providing for the issue of such series;

                    WHEREAS, the Issuer will purchase debentures (the "Debentures") issued pursuant to the Subordinated Indenture (the "Subordinated Indenture") dated as of March 10, 1994, between the Guarantor and First Trust National Association, a national banking corporation, as trustee, with the proceeds from the issuance and sale of the Preferred Interests and with the proceeds from the issuance and sale of the Common Interest Payments; and

                    WHEREAS, the Guarantor desires hereby to irrevocably and unconditionally agree to the extent set forth herein to pay to the Holders the Guarantee Payments (as defined below) and to make certain other payments on the terms and conditions set forth herein.

                    NOW, THEREFORE, in consideration of the purchase by each Holder of the Preferred Interests, which purchase the Guarantor hereby agrees shall benefit the Guarantor and which purchase the Guarantor acknowledges will be made in reliance upon the execution and delivery of this Guarantee, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

                                      ARTICLE I

                    As used in this Guarantee, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the















          Limited Liability Company Operating Agreement of the Issuer dated as of March __, 1994.

                    "Expense Agreement" shall mean the Agreement as to Expenses and Liabilities entered into between the Issuer and ConAgra pursuant to which ConAgra has agreed to guarantee the payment of any indebtedness or liabilities incurred by the Issuer (other than obligations to Holders of Preferred Interests in such Holders' capacities as holders of such Preferred Interests).

                    "Guarantee Payments" shall mean the following payments, without duplication, to the extent not paid by the Issuer: (i) any accumulated and unpaid distributions which have been theretofore declared on the Preferred Interests of any series out of funds legally available therefor, (ii) the redemption price (including all accumulated and unpaid distributions) payable out of funds legally available therefor with respect to any Preferred Interests of any series called for redemption by the Issuer and
          (iii) upon the liquidation of the Issuer, the lesser of (a) the Liquidation Distribution (as defined below) and (b) the amount of assets of the Issuer legally available for distribution to Holders of Preferred Interests of such series in liquidation.

                    "Holder" shall mean any holder from time to time of any Preferred Interests of any series of the Issuer; provided, however, that in determining whether the Holders of the requisite percentage of Preferred Interests have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any entity owned 50% or more by the Guarantor, either directly or indirectly.

                    "Liquidation Distribution" shall mean the aggregate of the stated Liquidation Preference of all series of Preferred Interests issued and outstanding and all accumulated and unpaid distributions (whether or not declared) to the date of payment.

                    "Managing Members" refers to HW Nebraska, Inc. and CP Nebraska, Inc. in their capacity as holders of all of the Issuer's Common Interests.

                    "Redemption Price" shall mean the stated Liquidation Preference per Preferred Interest plus accumulated and unpaid distributions (whether or not declared) to the date fixed for redemption.

                                      ARTICLE II

                    Section 2.01. The Guarantor irrevocably and unconditionally agrees, to the extent set forth herein, to pay in full, to the Holders the Guarantee Payments, as and when due (except to the extent paid by the Issuer), regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert.















                    This Guarantee is continuing, irrevocable, unconditional and absolute. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to such Holders.

                    Section 2.02. The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                    Section 2.03. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                    (a)  the  release or  waiver, by  operation  of law  or
               otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Interests to be performed or observed by the Issuer;

                    (b) the extension of time for the payment by the Issuer of all or any portion of the redemption price, liquidation or other distributions or any other sums payable under the terms of the Preferred Interests or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Interests;

                    (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Interests, or any action on the part of the Issuer granting indulgence or extension of any kind;

                    (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                    (e) any invalidity of, or defect or deficiency in, any of the Preferred Interests; or

                    (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred.

          There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.














                    Section 2.04. This is a guarantee of payment and not of collection. A Holder may enforce this Guarantee directly against the Guarantor, and the Guarantor waives any right or remedy to require that any action be brought against the Issuer or any other person or entity before proceeding against the Guarantor. Subject to Section 2.05 hereof, all waivers herein contained shall be without prejudice to the Holders' right at the Holders' option to proceed against the Issuer, whether by separate action or by joinder. The Guarantor agrees that this Guarantee shall not be discharged except by payment of the Guarantee Payments in full (to the extent not paid by the Issuer) and by complete performance of all obligations of the Guarantor contained in this Guarantee.

                    Section 2.05. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee and shall have the right to waive payment of any amount of distributions in respect of which payment has been made to the Holders by the Guarantor pursuant to Section 2.01 hereof; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of a payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to pay over such amount to the Holders.

                    Section 2.06. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Interests and that the Guarantor shall be liable as principal and sole debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (f), inclusive, of Section 2.03 hereof.

                                     ARTICLE III

                    Section 3.01. So long as any Preferred Interests of any series remain outstanding, the Guarantor shall not and shall not permit any of its majority owned subsidiaries to declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor's capital stock or make any guarantee payments with respect to the foregoing (other than (i) payments under this Guarantee or (ii) payments to redeem common share purchase rights under the Guarantor's shareholder rights plan dated July 10, 1986, as amended, or the declaration of a dividend of similar share purchase rights in the future), if at such time the Guarantor shall be in default with respect to its payment obligations hereunder or there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Debentures.

                    Section 3.02. The Guarantor covenants, so long as any Preferred Interests of any series remain outstanding it will: (i) not cause or permit any Common Interests of the Issuer to be transferred; (ii) maintain direct or indirect 100% ownership of all outstanding interests of the Issuer other than the Preferred Interests of any series and any other securities permitted to be issued by the Issuer that would not cause it to become an "investment company" under the Investment Company Act of 1940, as amended; (iii) cause at least 21% of the total value of the Issuer and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of the Issuer to be represented by Common Interests; (iv) not voluntarily dissolve, wind-up or liquidate the Issuer or either of the Managing Members; (v) cause HW Nebraska, Inc. and CP Nebraska, Inc. to remain the Managing Members of the Issuer and timely perform all of their respective duties as Managing Members (including the duty to declare and pay distributions on the Preferred Interests) and (vi) to use reasonable efforts  to  cause  the  Issuer to  remain  a  limited liability company under the laws of the State of Iowa and otherwise continue to be treated as a partnership for United States federal income tax purposes; provided that the Guarantor may, solely to change the domicile of the Issuer or to avoid tax consequences adverse to the Guarantor or Issuer or holders of Preferred Interests , permit the Issuer to consolidate or merge with or into a limited liability company or limited partnership organized as such under the laws of any state of the United States of America so long as:

                    (a)  such  successor        entity   either  (x)
               expressly assumes all of the obligations of the Issuer under each series of Preferred Interest then outstanding or
               (y) substitutes for the Preferred Securities then outstanding other securities having substantially the same terms as the Preferred Interests then outstanding (the "Successor Securities") so long as the Successor Securities rank with respect to participation in the profits or assets of the successor entity, at least as senior as the respective Preferred Interests rank with respect to
               participation in the profits or assets of Issuer     ,

                    (b)  the   Guarantor   expressly    acknowledges   such
               successor as the holder of all of the Debentures relating to each series of Preferred Interests then outstanding,

                    (c) such merger or consolidation does not cause any series of Preferred Interests then outstanding to be delisted by any national securities exchange or other organization on which such series is then listed,

















                    (d) Holders of outstanding Preferred Interests do not suffer any adverse tax consequences as a result of such merger or consolidation,

                    (e) such merger or consolidation does not cause any series of Preferred Interests to be downgraded by any "nationally recognized statistical rating organization," as such term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, and

                    (f) following such merger or consolidation, neither the Guarantor nor such successor limited liability company are an "investment company" under the Investment Company Act of 1940, as amended.

                    Section 3.03. The Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, (ii) pari passu with the most senior preferred stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any affiliate of the Guarantor and (iii) senior to the Guarantor's common stock.

                                      ARTICLE IV

                    This Guarantee shall terminate and be of no further force and effect as to any series of Preferred Interest upon full payment of the Redemption Price of all Preferred Interests of such series, and shall terminate completely upon full payment of the amounts payable to the Holders upon liquidation of the Issuer; provided, however, that this Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Interests of any series must restore payment of any sums paid under the Preferred Interests of such series or under this Guarantee for any reason whatsoever. The Guarantor agrees to indemnify each Holder and hold it harmless against any loss it may suffer in such circumstances.

                                      ARTICLE V

                    Section 5.01. All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders. The Guarantor shall not assign its obligations hereunder without the prior approval of the Holders of not less than 66-2/3% in liquidation preference of all Preferred Interests of all series then outstanding voting as a single class.

                    Section 5.02. Except with respect to any changes which do not adversely affect the rights of Holders (in which cases no vote will be required), this Guarantee may only be amended by instrument in writing signed by the Guarantor with the prior approval of the Holders of not less than 66-2/3% in stated liquidation preference of all Preferred Interests of all series then outstanding voting as a single class.

                    Section 5.03. Any notice, request or other communication required or permitted to be given hereunder to the Guarantor shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), addressed to the Guarantor, as follows (and if so given, shall be deemed given when mailed), to wit:

                         ConAgra, Inc.
                         One ConAgra Drive
                         Omaha, Nebraska  68102-5001
                         Attn: Treasurer
                         Fax: (402) 595-4438
                         Telephone: (402) 595-4000

                    Any notice, request or other communication required or permitted to be given hereunder to the Holders shall be given by the Guarantor in the same manner as notices sent by the Issuer to the Holders.

                    Section 5.04. The masculine and neuter genders used herein shall include the masculine, feminine and neuter genders.

                    Section 5.05. This Guarantee is solely for the benefit of the Holders and is not separately transferable from the Preferred Interests.

                    Section 5.06. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                    THIS GUARANTEE is executed as of the day and year first above written.

                                        ConAgra, Inc.



                                        By _____________________
                                           Name:
                                           Title: